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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Post-effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-3824) of Preferred Networks, Inc. 1995 Employee Stock Purchase Plan of our report dated February 10, 1995, except as to the first paragraph of Note 5 which is as of January 24, 1996, appearing on page 25 of the December 31, 1996 Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 59 of the December 31, 1996 Form 10-K.


                                            /s/ PRICE WATERHOUSE LLP
                                            -------------------------------
                                            Price Waterhouse LLP


Atlanta, Georgia
August 10, 1997